Exhibit 99.1

April 20, 2017
FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Paul Shoukry, 727.567.5133
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RAYMOND JAMES FINANCIAL TO ACQUIRE
SCOUT INVESTMENTS AND REAMS ASSET MANAGEMENT

ST. PETERSBURG, Fla. – Raymond James Financial, Inc. (NYSE: RJF) today announced that it has reached a definitive agreement with UMB Financial Corp. (NASDAQ: UMBF) to purchase subsidiary Scout Investments and its Reams Asset Management division.

Scout and Reams would join Raymond James’ subsidiary Carillon Tower Advisers, a global asset management firm offering a suite of distribution and operational support capabilities to independent portfolio management teams. Eagle Asset Management, ClariVest Asset Management and Cougar Global Investments are current affiliates of Carillon Tower. The transaction is expected to close by the end of 2017.
“Building on our strong foundation of asset management expertise is a key component of the firm’s growth strategy and its focus on providing retail and institutional clients with sophisticated investment options,” said Raymond James Chairman and CEO Paul Reilly. “As with all additions to the Raymond James family, Scout and Reams bring complementary cultures and management philosophies to the asset management division.”
Founded in 1982 as a division of UMB and headquartered in Kansas City, Mo., Scout Investments and its Reams Asset Management division have a combined $27 billion under management and advisement.* Reams is an institutional-focused fixed income specialist, while Scout is an equity asset manager.
“We are pleased to welcome Scout and Reams to the Carillon Tower family and excited that we will be able to offer our clients a broader set of investment solutions” said Carillon Tower President and Chairman Cooper Abbott, CFA. “The addition of these well-recognized franchises to our multi-boutique model is a natural extension of our long-term growth strategy.”
Upon closing of the transaction, Scout Investments and its Reams Asset Management division will become a wholly-owned subsidiary of Carillon Tower Advisers, with projected combined assets under management and advisement in excess of $60 billion.* As a result of this acquisition, Carillon Tower will distribute Scout and Reams investment products worldwide.
*All data as of Dec. 31, 2016

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has 7,100 financial advisors serving approximately 3 million client accounts in more than 2,900 locations throughout the United States, Canada and overseas. Total client assets are $637 billion. Public since 1983, the firm has been listed on the New York Stock Exchange since 1986 under the symbol RJF. Additional information is available at www.raymondjames.com.

About Carillon Tower Advisers

Carillon Tower Advisers is a global asset-management firm supporting autonomous boutiques spanning investment disciplines and asset classes, each with a focus on risk-adjusted returns and alpha generation. We believe this lineup of institutional-class portfolio managers can help investors meet their long-term business and financial goals. Ultimately, this structure allows investment teams to focus on what they do best: managing portfolios.

Exhibit 99.1

Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions and divestitures, anticipated results of litigation and regulatory developments or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available on www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.

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